EXHIBIT 10.16

                              SEBASTIAN E. CASSETTA
                               7 MORNINGSIDE LANE
                           WESTPORT, CONNECTICUT 06880

December 31, 1999

SmartServ Online, Inc.
One Station Place
Stamford, Connecticut 06902

Gentlemen:

For good and valuable  consideration which is hereby acknowledged,  I, Sebastian
E. Cassetta, agree to amend a certain Restricted Stock Purchase Agreement, dated December 28, 1998 between myself and SmartServ Online, Inc. to convert the interest portion of the note obligation thereunder for the payment of 618,239 shares of restricted common stock from a non-recourse obligation to a recourse obligation.

Accordingly, the Promissory Note dated December 29, 1998 in the amount of $1,360,125.80 shall be cancelled and a new note in the amount of $457,496.86 shall be executed.

Sebastian E. Cassetta

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